Exhibit 99.01

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Immersion Corporation Reports Third Quarter 2012 Results

SAN JOSE, Calif., November 1, 2012 -- Immersion Corporation (NASDAQ: IMMR), the leader in touch feedback technology development and licensing, today reported financial results for the third quarter ended September 30, 2012.

Total revenues for the third quarter of 2012 were $7.1 million, an increase of 10% compared with $6.5 million for the third quarter of 2011. Royalty and license revenues of $6.4 million for the third quarter of 2012 were up 8% from the same period last year. Net loss for the third quarter of 2012 was $(3.0) million, or $(0.11) per share. This compares to a net loss of $(1.4) million, or $(0.05) per share, for the third quarter of 2011. Adjusted EBITDA for the third quarter of 2012 was $(1.6) million, as compared to $454 thousand in the third quarter of 2011.

“We are pleased to report year-over-year revenue growth in the third quarter, and we continue to see touch feedback become increasingly integral to the mobile user experience,” said Immersion CEO Victor Viegas. “While our bottom line reflects the timing of legal expenses during the period, we are pleased with the manner and speed with which we are progressing through the ITC process and projected timeline and remain committed to fully monetizing our IP in a way that fairly values our technology. We continue to believe there is potential for Immersion to monetize unrealized opportunity for Basic Haptics in the current fiscal year, and restate our revenue guidance of $32 to $38 million for 2012 with positive Adjusted EBITDA. This forecast is predicated on our existing base business supporting the lower end of the range and the potential for Basic Haptics licensing revenue from litigation settlements and other unlicensed companies providing the upside.”

As of September 30, 2012, Immersion’s cash, cash equivalents, and short-term investments were $47.9 million, compared to $56.3 million as of December 31, 2011. During the third quarter of 2012, the Company used approximately $3.2 million to purchase 581,200 shares of its common stock, resulting in a total of $5.2 million used to purchase 968,488 shares during the year to date.

Corporate Highlights

Recently:

•

Docomo launched the MEDIAS TAB UL N-08D Tablet by NEC, which is the first commercial implementation of Immersion’s HD Reverb software. HD Reverb automatically enhances games, videos and music by monitoring audio output and creating complementary haptic effects in real time. The 7-inch tablet, which also includes Immersion’s Integrator software, leverages next-generation HD Haptics technology using a high-fidelity piezo actuator combined with Immersion’s TouchSense® 5000 software to deliver crisp, realistic and nuanced touch effects.

•	Popular casual gaming developer Handy Games incorporated Immersion’s haptics into six of their apps during the quarter, introducing tactile effects to their millions of Android users.

Conference Call Information

Immersion will host a conference call with company management on Thursday, November 1, 2012 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the third quarter ended September 30, 2012. To participate on the live call, analysts and investors should dial +1 877-941-2068 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on November 8, 2012 by dialing +1 800-406-7325 and entering the passcode 4569142#. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,200 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding our expectations relating to monetization of Basic Haptics intellectual property, expectations for fiscal 2012 revenues to be in the range of $32 to $38 million, and the expectation as to our Adjusted EBITDA for the full year and other statements regarding future growth and our intellectual property.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model and in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; unexpected costs; failure to retain key personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most recent Quarterly Report on Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2012 (Unaudited)	December 31, 2011 (1)
ASSETS
Cash and cash equivalents	$13,889	$7,298
Short-term investments	33,985	48,987
Accounts and other receivables, net	1,402	1,487
Inventories	359	423
Deferred income taxes	215	215
Prepaid expenses and other current assets	773	479

Total current assets	50,623	58,889
Property and equipment, net	1,426	1,737
Intangibles and other assets, net	15,447	14,053

TOTAL ASSETS	$67,496	$74,679

LIABILITIES
Accounts payable	$1,717	$365
Accrued compensation	2,412	2,830
Other current liabilities	2,478	2,054
Deferred revenue and customer advances	4,651	4,120

Total current liabilities	11,258	9,369
Long-term deferred revenue	10,999	13,229
Deferred income tax liabilities	215	215
Other long-term liabilities	584	245

TOTAL LIABILITIES	23,056	23,058
STOCKHOLDERS’ EQUITY	44,440	51,621

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$67,496	$74,679

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Royalty and license	$6,371	$5,875	$21,386	$20,110
Product sales	529	345	1,145	1,892
Development contracts and other	242	275	778	943

Total revenues	7,142	6,495	23,309	22,945

Costs and expenses:
Cost of revenue	273	192	802	913
Sales and marketing	1,632	1,643	5,072	5,402
Research and development	2,088	2,183	6,406	6,525
General and administrative	5,750	3,195	14,882	9,367
Amortization and impairment of intangibles	337	324	1,071	1,016

Total costs and expenses	10,080	7,537	28,233	23,223

Operating Loss	(2,938)	(1,042)	(4,924)	(278)
Interest and other income	66	58	144	172

Loss from continuing operations before provision for income taxes	(2,872)	(984)	(4,780)	(106)
Provision for income taxes	(118)	(428)	(737)	(1,289)

Loss from continuing operations	(2,990)	(1,412)	(5,517)	(1,395)
Discontinued operations:
Gain on sales of discontinued operations	—	—	153	61

Net Loss	$(2,990)	$(1,412)	$(5,364)	$(1,334)

Basic and diluted net loss per share
Continuing operations	$(0.11)	$(0.05)	$(0.20)	$(0.05)
Discontinued operations	$0.00	$0.00	$0.01	$0.00

Total	$(0.11)	$(0.05)	$(0.19)	$(0.05)

Shares used in calculating basic and diluted net loss per share	27,658	28,918	27,885	28,595

Immersion Corporation

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP Net Loss	$(2,990)	$(1,412)	$(5,364)	$(1,334)
Interest and other income	(66)	(58)	(144)	(172)
Provision for income taxes	118	428	737	1,289
Depreciation and amortization	163	232	490	717
Amortization and impairment of intangibles	337	324	1,071	1,016
Stock-based compensation	808	940	2,346	2,705
Discontinued operations	—	—	(153)	(61)

Total adjustments	1,360	1,866	4,347	5,494
Adjusted EBITDA	$(1,630)	$454	$(1,017)	$4,160